UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) March 18, 2008

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Certifying Accountant

Previous Independent Public Accounting Firm

KPMG LLP was previously the principal accountants for FairPoint Communications, Inc. and subsidiaries (“FairPoint” or the “Company”).  On March 18, 2008, KPMG LLP was dismissed and Ernst & Young LLP was engaged as principal accountants.  The decision to change accountants was approved by the audit committee of the board of directors of FairPoint.

During the two fiscal years ended December 31, 2007, and in the subsequent interim period through March 18, 2008, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised FairPoint of the following material weakness: management oversight and review procedures designed to monitor the effectiveness of control activities in the northern New England division were ineffective.

The audit reports of KPMG LLP on the consolidated financial statements of FairPoint Communications, Inc. and subsidiaries as of December 31, 2007 and 2006 and for the three years ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of FairPoint as of and for the three years ended December 31, 2007, contained a separate paragraph stating that “As discussed in note 2 to the consolidated financial statements, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, effective January 1, 2007 and the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.”

The audit report of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s report indicates that FairPoint did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states management oversight and review procedures designed to monitor the effectiveness of control activities in the northern New England division were ineffective.

A letter from KPMG LLP is attached as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Registered Public Accounting Firm

On March 18, 2008, FairPoint approved the engagement of Ernst & Young LLP (“E&Y”) as its new independent registered public accounting firm to audit FairPoint’s financial statements for the year ending December 31, 2008 and to review the financial statements to be included in

FairPoint’s quarterly reports on Form 10-Q for each of the financial quarters of 2008.  The decision to engage E&Y as FairPoint’s independent registered public accounting firm was approved by the Audit Committee.

E&Y audited Spinco’s financial statements for the years ended December 31, 2005, 2006 and 2007.  Following the Merger, Spinco will be treated as the acquiror in the Merger for accounting purposes.  Except for E&Y’s role as the independent registered public accounting firm for Spinco and except that, in the role as the independent registered public accounting firm of Spinco, E&Y has audited the financial statements that will become the historical financial statements of FairPoint, prior to the engagement of E&Y, neither FairPoint nor anyone on behalf of FairPoint consulted with E&Y during FairPoint’s two most recent fiscal years and through the subsequent interim period regarding either:

1.                                       the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on FairPoint’s financial statements (as described in Item 304 (a)(2)(i) of Regulation S-K); or

2.                                       any matter that was either a subject of disagreement or event (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instruction to Item 304), or a reportable event (as described in Item 304 (a)(1)(v) of Regulation S-K).

FairPoint has participated in discussions with E&Y, in its capacity as Spinco’s auditors, in connection with certain discussions regarding the potential impact of the Merger on FairPoint’s 2008 financial statements.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from KPMG to the Securities and Exchange Commission, dated March 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and Chief
Financial Officer

Date: March 19, 2008